Exhibit 99.1

Earnings Release and

Supplemental Financial and Operating Information

For the Three and Nine Months Ended

September 30, 2025

Earnings Release and Supplemental Financial and Operating Information

News Release

Contact: Katie Reinsmidt, Executive Vice President - Chief Operating Officer, 423.490.8301, Katie.Reinsmidt@cblproperties.com

CBL PROPERTIES REPORTS RESULTS FOR THIRD QUARTER 2025

1.1% Same-Center NOI Growth, 4.8% Sales Growth and 17% Lease Spreads Highlight Strong Third Quarter Results

CHATTANOOGA, Tenn. (November 6, 2025) – CBL Properties (NYSE: CBL) announced results for the third quarter ended September 30, 2025. Results of operations as reported in the consolidated financial statements for these periods are prepared in accordance with GAAP. A description of each supplemental non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located at the end of this news release.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income attributable to common shareholders	$2.38	$0.52	$2.78	$0.65
Funds from Operations ("FFO")	$2.17	$1.28	$4.82	$4.00
FFO, as adjusted (1)	$1.55	$1.54	$4.94	$4.78
(1)
For a reconciliation of FFO to FFO, as adjusted, for the periods presented, please refer to the footnotes to the Company’s reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 8 of this news release.

KEY TAKEAWAYS:

•
Year-to-date, CBL has closed on dispositions generating more than $238.0 million of gross proceeds including the October sale of Fremaux Town Center in Slidell, LA.
•
Consistent with our previously issued full-year guidance range, same-center NOI for Q3 2025 increased 1.1% compared with the prior-year period. FFO, as adjusted, per share for Q3 2025 was $1.55, compared with $1.54 per share for the prior-year period. For the nine months ended September 30, 2025, same-center NOI declined 0.6% compared with the prior-year period. FFO, as adjusted, per share was $4.94 for the nine months ended September 30, 2025, compared with $4.78 for the nine months ended September 30, 2024.
•
Portfolio occupancy increased 90 basis points to 90.2% as of September 30, 2025, compared with portfolio occupancy of 89.3% as of September 30, 2024. Same-center occupancy for malls, lifestyle centers and outlet centers was 88.4%, a 40-basis point increase from occupancy as of September 30, 2024. Bankruptcy related store closures, including the closures of Forever21, JoAnn, Claire's and Party City locations, representing approximately 97,000 square feet, negatively impacted mall occupancy by nearly 70 basis points compared with the prior-year period.
•
Over 972,000 square feet of leases were executed in the third quarter 2025, including comparable new and renewal leases of approximately 435,000 square feet signed at a 17.1% increase in average rents versus the prior rents. The increase was driven by new comparable lease spreads of more than 70% with renewal leases signed at a nearly 10% increase compared with expiring rents.
•
Same-center tenant sales per square foot for the third quarter 2025 increased approximately 4.8% as compared with the prior-year period. Same-center tenant sales per square foot for the 12 months ended September 30, 2025, of $432, increased 1.6% as compared with the prior period.
•
As of September 30, 2025, the Company had $313.0 million of unrestricted cash and marketable securities.

"CBL posted excellent results in the third quarter 2025, highlighted by a 1.1% same-center NOI growth, a 90-basis point increase in occupancy and 17% lease spreads," said CBL's Chief Executive Officer, Stephen D. Lebovitz. “Tenant sales also grew nearly 5% during the quarter, demonstrating the resilience of consumer demand and the strength of our portfolio.

"During the quarter, we celebrated the grand opening of our new joint venture-owned hotel, Element by Westin, at Mayfaire Town Center in Wilmington, NC, which joined nine other new store openings at this center to-date in 2025. Other notable openings during the quarter include Ashley Furniture at Meridian Mall in Okemos, MI; Cavender's at Fayette Mall in Lexington, KY; and Barnes & Noble at York Town Center in York, PA. We are excited to welcome new-to-market concepts, such as Primark, which opened their only Nashville location at CoolSprings Galleria at the end of October. This quarter we executed a lease for CBL's first L.L.Bean location at CoolSprings Galleria. When it opens in 2026, it will be the only location in the state of Tennessee.

"Financing activity across our portfolio has remained strong. With the official extension of our Term Loan on November 1st, we have substantially addressed our 2025 loan maturities. In September, along with our joint venture partner, we closed on a new $43.0 million, five-year non-recourse loan, secured by The Pavilion at Port Orange in Port Orange, FL. The 5.9% interest rate represents a 160-bps improvement versus the prior rate. We also completed a successful modification of our loan on the joint venture-owned Coastal Grand and Crossing in Myrtle Beach, SC, extending the maturity through August 2028.

"We've been active on the transaction front this year. As previously announced, we were thrilled to add four dominant malls to our portfolio in July with the acquisition of Ashland Town Center in Ashland, KY; Mesa Mall in Grand Junction, CO; Paddock Mall in Ocala, FL; and Southgate Mall in Missoula, MT. The transaction represents a significant step forward in the execution of CBL’s portfolio optimization strategy of utilizing proceeds from non-core asset sales at single-digit cap rates, such as the $83.1 million sale of The Promenade completed in July and the recent sale of Fremaux Town Center in October, to invest in higher cash flow yielding opportunities. This strategy has been beneficial to our shareholders through the recent increase in our dividend and ongoing share repurchases.

"We are pleased with the performance of our portfolio in 2025 and the many balance sheet and transactional achievements completed year-to-date. We look forward to producing a strong end to the year and generating momentum heading into 2026."

Same-center Net Operating Income (“NOI”) (1):

	Three Months Ended September 30,
	2025	2024
Total Revenues	$152,096	$151,407
Total Expenses	$(50,813)	$(51,272)
Total portfolio same-center NOI	$101,283	$100,135
Total same-center NOI percentage change	1.1%

Estimate for uncollectable revenues (recovery)	$2,459	$1,215
(1)
CBL’s definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items such as straight-line rents and reimbursements, write-offs of landlord inducements and net amortization of above and below market leases.

Same-center NOI for the third quarter 2025 increased $1.1 million. Total operating expense during the third quarter declined $0.5 million, substantially driven by real estate tax refunds received in the current period. The estimate for uncollectable revenues negatively impacted the quarter by approximately $1.2 million.

	Nine Months Ended September 30,
	2025	2024
Total Revenues	$460,568	$455,847
Total Expenses	$(156,703)	$(150,233)
Total portfolio same-center NOI	$303,865	$305,614
Total same-center NOI percentage change	(0.6)%

Estimate for uncollectable revenues (recovery)	$3,976	$2,775

Same-center NOI for the nine months ended September 30, 2025 declined $1.7 million. Results were impacted by a $0.3 million decline in percentage rents. Total operating expense increased $6.5 million, primarily driven by one-time real estate and franchise tax refunds received in the prior-year period as well as higher maintenance and repair expenses. The estimate for uncollectable revenues negatively impacted the current period by approximately $1.2 million.

PORTFOLIO OPERATIONAL RESULTS

Occupancy(1):

	As of September 30,
	2025	2024
Total portfolio	90.2%	89.3%
Malls, lifestyle centers and outlet centers:
Total malls	87.6%	86.4%
Total lifestyle centers	93.3%	91.2%
Total outlet centers	92.0%	91.6%
Total same-center malls, lifestyle centers and outlet centers	88.4%	88.0%
Open-air centers	95.3%	95.4%
All Other Properties	91.0%	88.0%
(1)
Occupancy for malls, lifestyle centers and outlet centers represent percentage of in-line gross leasable area under 20,000 square feet occupied. Occupancy for open-air centers represents percentage of gross leasable area occupied.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot:
	Three Months Ended September 30,	Nine Months Ended September 30,
	2025	2025
All Property Types	17.1%	5.2%
Stabilized Malls, Lifestyle Centers and Outlet Centers	16.2%	4.7%
New leases	70.6%	41.0%
Renewal leases	9.6%	0.3%
Open Air Centers	43.1%	24.4%

Same-Center Sales Per Square Foot for In-line Tenants 10,000 Square Feet or Less:

	Sales Per Square Foot for the Trailing Twelve Months Ended September 30,
	2025	2024	% Change
Malls, lifestyle centers and outlet centers same-center sales per square foot	$432	$425	1.6%

DIVIDEND

On November 5, 2025, CBL announced a cash dividend of $0.45 per common share for the quarter ending December 31, 2025. The dividend, which equates to an annual dividend payment of $1.80 per common share, is payable on December 11, 2025, to shareholders of record as of November 25, 2025.

FINANCING ACTIVITY

On November 1, 2025, CBL exercised the one-year extension option for its non-recourse term loan, extending its maturity to November 2026. CBL also anticipates meeting the second extension test, which requires a principal balance of $615 million, in 2026 through natural amortization, enabling another one-year extension to November 2027.

In October, CBL and its joint venture partner closed on a new $43.0 million loan secured by The Pavilion at Port Orange in Port Orange, FL. The five-year non-recourse loan has a fixed interest rate of 5.9%, interest-only, representing a more than 160-bps improvement versus the existing interest rate of 7.57%. Net proceeds were used to retire the existing $40.9 million loan, which was set to mature in February 2026.

CBL and its joint venture partner closed on an agreement with the existing lender for the non-recourse loan secured by Coastal Grand and Crossing in Myrtle Beach, SC, in October. Under the agreement, the principal balance was reduced by $5.0 million to $88.0 million with an initial effective fixed interest rate of 5.09%, and the maturity was extended to August 2028. In addition, in October, the Company exercised the extension option on the loan secured by Coastal Grand Mall - Dick's Sporting Goods.

In October, CBL and its joint venture partner also entered into a 9-month extension for the $28.5 million non-recourse loan secured by York Town Center in York, PA. The extended loan bears a fixed interest rate of 6.0% and matures in June 2026.

In July, CBL closed on a $78.0 million non-recourse loan secured by Cross Creek Mall in Fayetteville, NC. The new five-year loan bears a fixed interest rate of 6.856%. Proceeds from the loan were used to retire the existing $81.9 million loan secured by the property, which bore an interest rate of 8.19% and was scheduled to mature in August 2025.

In July, Southpark Mall in Colonial Heights, VA, was placed into receivership and was deconsolidated due to the loss of control. CBL is cooperating with the lender to facilitate a foreclosure of the asset, which is secured by a $48.3 million non-recourse loan.

In May 2025, CBL exercised the one-year extension option on the loan secured by Fayette Mall in Lexington, KY.

In March, the conveyance of Alamance Crossing East, in Burlington, NC, was completed in satisfaction of the outstanding $41.1 million non-recourse loan.

TRANSACTION ACTIVITY

Year-to-date, CBL has closed on dispositions generating more than $238.0 million of gross proceeds including the October sale of its interest in Fremaux Town Center in Slidell, LA, generating cash proceeds to CBL of $30.77 million in addition to the removal of $35.0 million of debt related to the property, and the sale of The Promenade in D'Iberville, MS, for $83.1 million in July. CBL completed the sale of Monroeville Mall and Annex in Monroeville, PA, for $34.0 million in January and the $38.1 million sale of Imperial Valley Mall in El Centro, CA, in February. CBL also completed the sale of an office building in Greensboro, NC, for $3.5 million in June and has sold five outparcels year-to-date generating gross proceeds of $13.6 million.

In July, CBL closed on the acquisition of four dominant enclosed regional malls for $178.9 million from Washington Prime Group. The malls include Ashland Town Center in Ashland, KY; Mesa Mall in Grand Junction, CO; Paddock Mall in Ocala, FL; and Southgate Mall in Missoula, MT. This acquisition reinforces CBL’s position as the preeminent owner and manager of successful enclosed malls in dynamic and growing middle markets.

Concurrently with the transaction close, CBL completed a modification and extension of its existing $333.0 million non-recourse outparcel and open-air center loan with Beal Bank USA, which was scheduled to initially mature in June 2027, with one, two-year extension option. The loan was modified to include the acquisition properties, increasing the principal balance by $110.0 million to $443.0 million and extending the initial maturity through October 2030, with one, two-year extension option for a final maturity in October 2032. For the initial five-year term, the new interest-only loan will bear a fixed interest rate of 7.70% on a principal balance of approximately $368.0 million and a floating interest rate of SOFR plus 410 basis points on the remaining balance of approximately $75.0 million. The full principal balance will convert to the floating rate after the initial term. CBL utilized proceeds from the $83.1 million sale of The Promenade, an open-air center in D'Iberville, MS, to fund the balance of the transaction.

STOCK REPURCHASE PROGRAM

On May 1, 2025, CBL announced that its Board of Directors authorized a stock repurchase program for the Company to buy up to $25 million of its common stock. Year-to-date under the program, CBL acquired 248,590 shares of CBL stock for $7.3 million. On November 5, 2025, CBL's Board of Directors authorized a new stock repurchase program for the Company to buy up to $25 million of its common stock. The new stock repurchase program replaces the existing program authorized on May 1, 2025.

DEVELOPMENT AND REDEVELOPMENT ACTIVITY

Detailed project information is available in CBL’s Financial Supplement for Q3 2025, which can be found in the Invest – Financial Reports section of CBL’s website at cblproperties.com

OUTLOOK AND GUIDANCE

Based on Management's expectations and transactions completed year-to-date, including incorporating the impact of the recent sale of Fremaux Town Center, which was not previously included in guidance, CBL is reaffirming FFO, as adjusted, guidance for 2025 in the range of $6.98 - $7.34 per share. Management continues to anticipate same-center NOI for full-year 2025 in the range of (2.0)% to 0.5%.

	Low	High
2025 Net Income	$101.4	$112.4
2025 FFO, as adjusted (in millions)	$213.0	$224.0
2025 WA Share Count	30.5	30.5
2025 FFO, as adjusted, per share	$6.98	$7.34
2025 Same-Center NOI ("SC NOI") (in millions) (1)	$410.1	$420.6
2025 change in same-center NOI	(2.0)%	0.5%
(1)
CBL completed the sale of its interest in Fremaux Town Center in October 2025. 2025 same-center NOI was adjusted to remove NOI related to the property.

Reconciliation of GAAP Earnings Per Share to 2025 FFO, as Adjusted, Per Share:

	Low	High
Expected diluted earnings per common share	$3.21	$3.57
Depreciation and amortization	5.48	5.48
Gain on depreciable property	(2.39)	(2.39)
Loss on impairment	0.11	0.11
Expected FFO, per diluted, fully converted common share	6.41	6.77
Loss on extinguishment of debt	0.01	0.01
Debt discount accretion, net of noncontrolling interests' share	1.14	1.14
Adjustment for unconsolidated affiliates with negative investment	0.54	0.54
Non-cash interest expense	(0.01)	(0.01)
Gain on deconsolidation	(1.11)	(1.11)
Expected FFO, as adjusted, per diluted, fully converted common share	$6.98	$7.34

Reconciliation of Net Income to SC NOI (in millions):

	Low	High
Net income (loss)	$101.4	$112.4
Adjustments (1)
Depreciation and amortization	166.4	166.4
Gain on sales of real estate assets	(72.5)	(72.5)
Adjustments for unconsolidated affiliates(2)	22.7	22.7
Non-comparable property NOI	(31.1)	(31.1)
Other (income) expenses, net(3)	157.0	157.0
Non-property (income) expenses, net(4)	66.2	65.7
Total Same-Center NOI	$410.1	$420.6
(1)
Adjustments are based on our Operating Partnership’s pro rata ownership share, including our share of unconsolidated affiliates and excluding noncontrolling interests’ share of consolidated properties
(2)
GAAP adjustments for unconsolidated affiliates, including those with negative investment.
(3)
Property-level (income) expenses, net, that are not included in NOI, including but not limited to, interest expense, gains on sales of non-depreciable real estate assets, straight-line rent and above- and below-market lease amortization.
(4)
Non-property (income) expenses, net, that are not included in NOI, including but not limited to, fee income and general and administrative expenses.

2025 Estimate of Capital Items (in millions):

	Low	High
2025 Estimated maintenance capital/tenant allowances (1)	$40.0	$55.0
2025 Estimated development/redevelopment expenditures	7.5	12.5
2025 Estimated principal amortization (including est. term loan ECF)	90.0	100.0
Total Estimate	$137.5	$167.5
(1)
Excludes amounts related to properties which have 100% of the cash flows from such properties restricted under the terms of the respective loan agreements as further described on page 18 of the Financial Supplement.

ABOUT CBL PROPERTIES

Headquartered in Chattanooga, TN, CBL Properties owns and manages a national portfolio of market-dominant properties located in dynamic and growing communities. CBL’s owned and managed portfolio is comprised of 88 properties totaling 53.9 million square feet across 22 states, including 55 high-quality enclosed malls, outlet centers and lifestyle retail centers as well as more than 25 open-air centers and other assets. CBL seeks to continuously strengthen its company and portfolio through active management, aggressive leasing and profitable reinvestment in its properties. For more information visit cblproperties.com.

NON-GAAP FINANCIAL MEASURES

Funds From Operations

FFO is a widely used non-GAAP measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO as defined above by NAREIT. The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure.

The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership.

In the reconciliation of net income (loss) attributable to the Company’s common shareholders to FFO allocable to Operating Partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders.

FFO does not represent cash flows from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.

The Company believes that it is important to identify the impact of certain significant items on its FFO measures for a reader to have a complete understanding of the Company’s results of operations. Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods. Please refer to the reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 8 of this news release for a description of these adjustments.

Same-center Net Operating Income

NOI is a supplemental non-GAAP measure of the operating performance of the Company’s shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

The Company computes NOI based on the Operating Partnership’s pro rata share of both consolidated and unconsolidated properties. The Company believes that presenting NOI and same-center NOI (described below) based on its Operating Partnership’s pro rata share of both consolidated and unconsolidated properties is useful since the Company conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's calculation of NOI may not be comparable to that of other companies.

Since NOI includes only those revenues and expenses related to the operations of the Company’s shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates, sales at the malls and operating costs and the impact of those trends on the Company’s results of operations. The Company’s calculation of same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-off of landlord inducement assets in order to enhance the comparability of results from one period to another. A reconciliation of same-center NOI to net income (loss) is located at the end of this earnings release.

Pro Rata Share of Debt

The Company presents debt based on the carrying value of its pro rata ownership share (including the carrying value of the Company’s pro rata share of unconsolidated affiliates and excluding noncontrolling interests’ share of consolidated properties) because it believes this provides investors a clearer understanding of the Company’s total debt obligations which affect the Company’s liquidity. A reconciliation of the Company’s pro rata share of debt to the amount of debt on the Company’s condensed consolidated balance sheet is located at the end of this earnings release.

Information included herein contains “forward-looking statements” within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including without limitation the Company’s Annual Report on Form 10-K, and the “Management's Discussion and Analysis of Financial Condition and Results of Operations” included therein, for a discussion of such risks and uncertainties.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Statements of Operations

(Unaudited; in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
REVENUES:
Rental revenues	$134,786	$119,992	$408,599	$368,090
Management, development and leasing fees	1,226	1,990	3,900	5,712
Other	3,268	3,107	9,454	10,069
Total revenues	139,280	125,089	421,953	383,871
EXPENSES:
Property operating	(27,383)	(23,336)	(76,844)	(67,903)
Depreciation and amortization	(39,900)	(32,326)	(125,143)	(109,030)
Real estate taxes	(12,970)	(13,271)	(43,728)	(35,568)
Maintenance and repairs	(9,594)	(8,890)	(33,432)	(28,007)
General and administrative	(17,787)	(15,402)	(53,682)	(50,647)
Loss on impairment	(1,736)	—	(3,193)	(836)
Litigation settlement	—	13	—	153
Other	(45)	(15)	(75)	(142)
Total expenses	(109,415)	(93,227)	(336,097)	(291,980)
OTHER INCOME (EXPENSES):
Interest and other income	3,247	4,023	9,879	12,109
Interest expense	(44,779)	(38,849)	(132,963)	(118,068)
Loss on extinguishment of debt	—	(819)	(217)	(819)
Gain on deconsolidation	33,851	—	33,851	—
Gain on sales of real estate assets	51,228	12,816	74,099	16,487
Income tax (provision) benefit	(48)	(364)	54	(856)
Equity in earnings of unconsolidated affiliates	1,696	7,084	15,046	18,826
Total other income (expenses), net	45,195	(16,109)	(251)	(72,321)
Net income	75,060	15,753	85,605	19,570
Net (income) loss attributable to noncontrolling interests in:
Operating Partnership	—	(1)	(8)	(1)
Other consolidated subsidiaries	368	446	1,379	1,423
Net income attributable to the Company	75,428	16,198	86,976	20,992
Earnings allocable to unvested restricted stock	(1,161)	(333)	(1,345)	(852)
Net income attributable to common shareholders	$74,267	$15,865	$85,631	$20,140
Basic and diluted per share data attributable to common shareholders:
Basic earnings per share	$2.44	$0.52	$2.81	$0.65
Diluted earnings per share	2.38	0.52	2.78	0.65
Weighted-average basic shares	30,406	30,756	30,427	31,149
Weighted-average diluted shares	31,313	30,756	30,851	31,151

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

The Company's reconciliation of net income attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income attributable to common shareholders	$74,267	$15,865	$85,631	$20,140
Noncontrolling interest in income of Operating Partnership	—	1	8	1
Earnings allocable to unvested restricted stock	318	333	(984)	852
Depreciation and amortization expense of:
Consolidated properties	39,900	32,326	125,143	109,030
Unconsolidated affiliates	3,167	3,534	9,855	11,996
Non-real estate assets	(248)	(256)	(742)	(769)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(385)	(438)	(1,190)	(1,470)
Loss on impairment, net of taxes	1,736	—	3,496	619
Gain on depreciable property, net of taxes	(50,936)	(11,930)	(72,642)	(15,651)
FFO allocable to Operating Partnership common unitholders	67,819	39,435	148,575	124,748
Debt discount accretion, including our share of unconsolidated affiliates and net of noncontrolling interests' share (1)	9,180	11,085	27,584	34,602
Adjustment for unconsolidated affiliates with negative investment (2)	6,817	(4,099)	10,453	(11,468)
Litigation settlement (3)	—	(13)	—	(153)
Non-cash default interest expense (4)	(1,326)	232	(446)	232
Gain on deconsolidation (5)	(33,851)	—	(33,851)	—
Loss on extinguishment of debt (6)	—	819	217	819
FFO allocable to Operating Partnership common unitholders, as adjusted	$48,639	$47,459	$152,532	$148,780
FFO per diluted share	$2.17	$1.28	$4.82	$4.00
FFO, as adjusted, per diluted share	$1.55	$1.54	$4.94	$4.78
Weighted-average common and potential dilutive common units outstanding	31,319	30,761	30,856	31,154
(1)
In conjunction with the acquisition of the Company's partners' 50% joint venture interests in CoolSprings Galleria, Oak Park Mall and West County Center and the implementation of fresh start accounting upon emergence from bankruptcy, the Company recognized debt discounts equal to the difference between the outstanding balance of mortgage notes payable and the estimated fair value of such mortgage notes payable. The debt discounts are accreted as additional interest expense over the terms of the respective mortgage notes payable using the effective interest method. The Company began recognizing the debt discount accretion associated with the consolidation of CoolSprings Galleria, Oak Park Mall and West County Center during the nine months ended September 30, 2025.
(2)
Represents the Company’s share of the earnings (losses) before depreciation and amortization expense of unconsolidated affiliates where the Company is recognizing equity in earnings (losses) on a cash basis because its investment in the unconsolidated affiliate is below zero.
(3)
Represents a credit to litigation settlement expense related to claim amounts that were released pursuant to the terms of the settlement agreement related to the settlement of a class action lawsuit.
(4)
The three and nine months ended September 30, 2025 include default interest on a loan past its maturity date and the reversal of previously accrued default interest. The three and nine months ended September 30, 2024 include default interest on loans past their maturity dates.
(5)
For the three and nine months ended September 30, 2025, the Company deconsolidated Southpark Mall due to a loss of control when the property was placed into receivership in connection with the foreclosure process.
(6)
During the nine months ended September 30, 2025, the Company made a partial paydown on the 2032 non-recourse bank loan (previously referred to as the "open-air centers and outparcels loan") and recognized loss on extinguishment of debt related to a prepayment fee. During the three and nine months ended September 30, 2024, the Company made a partial paydown on the 2032 non-recourse bank loan and recognized loss on extinguishment of debt related to a prepayment fee.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Diluted EPS attributable to common shareholders	$2.38	$0.52	$2.78	$0.65
Add amounts per share included in FFO:
Earnings allocable to unvested restricted stock	0.01	0.01	(0.03)	0.02
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	1.35	1.14	4.31	3.81
Loss on impairment, net of taxes	0.06	—	0.11	0.02
Gain on depreciable property, net of taxes	(1.63)	(0.39)	(2.35)	(0.50)
FFO per diluted share	$2.17	$1.28	$4.82	$4.00

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$387	$524	$1,788	$2,213

Straight-line rental income adjustment	$(453)	$475	$(331)	$170

Gain on outparcel sales, net of taxes	$293	$744	$3,013	$694

Net amortization of acquired above- and below-market leases	$(4,211)	$(4,306)	$(10,608)	$(10,482)

Income tax (provision) benefit	$(48)	$(364)	$54	$(856)

Abandoned projects expense	$—	$(15)	$(27)	$(142)

Interest capitalized	$142	$155	$392	$428

Estimate of uncollectable revenues	$(3,142)	$(2,035)	$(4,695)	$(4,826)

			As of September 30,
			2025	2024
Straight-line rent receivable			$23,822	$23,549

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Same-center Net Operating Income

(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income	$75,060	$15,753	$85,605	$19,570
Adjustments:
Depreciation and amortization	39,900	32,326	125,143	109,030
Depreciation and amortization from unconsolidated affiliates	3,167	3,534	9,855	11,996
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(385)	(438)	(1,190)	(1,470)
Interest expense	44,779	38,849	132,963	118,068
Interest expense from unconsolidated affiliates	5,879	16,683	20,570	51,038
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(994)	(1,070)	(3,106)	(3,196)
Abandoned projects expense	—	15	27	142
Gain on sales of real estate assets	(51,228)	(12,816)	(74,099)	(16,487)
Gain on sales of real estate assets of unconsolidated affiliates	—	—	(1,867)	—
Adjustment for unconsolidated affiliates with negative investment	6,817	(4,099)	10,453	(11,468)
Loss on extinguishment of debt	—	819	217	819
Gain on deconsolidation	(33,851)	—	(33,851)	—
Loss on impairment	1,736	—	3,193	836
Litigation settlement	—	(13)	—	(153)
Income tax provision (benefit)	48	364	(54)	856
Lease termination fees	(387)	(524)	(1,788)	(2,213)
Straight-line rent and above- and below-market lease amortization	4,664	3,831	10,939	10,312
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	368	446	1,379	1,423
General and administrative expenses	17,787	15,402	53,682	50,647
Management fees and non-property level revenues	(4,256)	(6,080)	(15,239)	(19,070)
Operating Partnership's share of property NOI	109,104	102,982	322,832	320,680
Non-comparable NOI	(7,821)	(2,847)	(18,967)	(15,066)
Total same-center NOI (1)	$101,283	$100,135	$303,865	$305,614
Total same-center NOI percentage change	1.1%		(0.6)%
(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of September 30, 2025, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending September 30, 2025. New properties are excluded from same-center NOI, until they meet these criteria. Properties excluded from the same-center pool that would otherwise meet these criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender.

Same-center Net Operating Income

(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Malls	$69,921	$70,048	$210,868	$214,063
Outlet centers	5,377	5,357	15,877	16,292
Lifestyle centers	9,365	8,127	27,088	25,401
Open-air centers	11,019	11,134	33,411	33,706
Outparcels and other	5,601	5,469	16,621	16,152
Total same-center NOI	$101,283	$100,135	$303,865	$305,614
Percentage Change:
Malls	(0.2)%		(1.5)%
Outlet centers	0.4%		(2.5)%
Lifestyle centers	15.2%		6.6%
Open-air centers	(1.0)%		(0.9)%
Outparcels and other	2.4%		2.9%
Total same-center NOI	1.1%		(0.6)%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Company's Share of Consolidated and Unconsolidated Debt

(Dollars in thousands)

	As of September 30, 2025
	Fixed Rate	Variable Rate	Total Debt	Unamortized Deferred Financing Costs	Unamortized Debt Discounts (1)	Total, net
Consolidated debt (2)	$1,512,637	$761,084	$2,273,721	$(10,008)	$(82,852)	$2,180,861
Noncontrolling interests' share of consolidated debt	(23,964)	(11,053)	(35,017)	99	405	(34,513)
Company's share of unconsolidated affiliates' debt	383,190	9,212	392,402	(3,273)	—	389,129
Other debt (3)	48,271	—	48,271	—	—	48,271
Company's share of consolidated, unconsolidated and other debt	$1,920,134	$759,243	$2,679,377	$(13,182)	$(82,447)	$2,583,748
Weighted-average interest rate	5.47%	7.29%	5.99%

	As of September 30, 2024
	Fixed Rate	Variable Rate	Total Debt	Unamortized Deferred Financing Costs	Unamortized Debt Discounts (1)	Total, net
Consolidated debt	$879,488	$933,374	$1,812,862	$(9,644)	$(28,099)	$1,775,119
Noncontrolling interests' share of consolidated debt	(24,513)	(11,508)	(36,021)	201	2,278	(33,542)
Company's share of unconsolidated affiliates' debt	619,112	49,437	668,549	(2,277)	—	666,272
Other debt (3)	41,122	—	41,122	—	—	41,122
Company's share of consolidated, unconsolidated and other debt	$1,515,209	$971,303	$2,486,512	$(11,720)	$(25,821)	$2,448,971
Weighted-average interest rate	5.27%	8.30%	6.45%
(1)
In conjunction with the acquisition of the Company's partners' 50% joint venture interests in CoolSprings Galleria, Oak Park Mall and West County Center and the implementation of fresh start accounting upon emergence from bankruptcy, the Company recognized debt discounts equal to the difference between the outstanding balance of mortgage notes payable and the estimated fair value of such mortgage notes payable. The debt discounts are accreted as additional interest expense over the terms of the respective mortgage notes payable using the effective interest method. The Company recognized the debt discounts associated with the acquisition of its partner's 50% joint venture interests in CoolSprings Galleria, Oak Park Mall and West County Center in December 2024.
(2)
At September 30, 2025, includes $523,070 of debt and $72,783 of unamortized debt discounts related to three properties in which the Company acquired its joint venture partner's 50% interest and now consolidates the properties.
(3)
Represents the outstanding loan balances of deconsolidated properties due to a loss of control when the properties were placed into receivership in connection with the foreclosure process.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Balance Sheets

(Unaudited; in thousands, except share data)

	September 30,	December 31,
	2025	2024
ASSETS
Real estate assets:
Land	$602,147	$588,153
Buildings and improvements	1,608,672	1,505,232
	2,210,819	2,093,385
Accumulated depreciation	(334,096)	(283,785)
	1,876,723	1,809,600
Held-for-sale	—	56,075
Developments in progress	8,747	5,817
Net investment in real estate assets	1,885,470	1,871,492
Cash and cash equivalents	52,586	40,791
Restricted cash	109,377	112,938
Available-for-sale securities - at fair value (amortized cost of $260,076 and $242,881 as of September 30, 2025 and December 31, 2024, respectively)	260,434	243,148
Receivables:
Tenant	37,563	45,594
Other	864	2,356
Investments in unconsolidated affiliates	84,219	83,465
In-place leases, net	160,241	186,561
Intangible lease assets and other assets	139,250	160,846
	$2,730,004	$2,747,191
LIABILITIES AND EQUITY
Mortgage and other indebtedness, net	$2,180,861	$2,212,680
Accounts payable and accrued liabilities	208,583	221,647
Total liabilities	2,389,444	2,434,327
Shareholders' equity:
Common stock, $.001 par value, 200,000,000 shares authorized, 30,784,118 and 30,711,227 issued and outstanding as of September 30, 2025 and December 31, 2024, respectively (excluding 27,860 and 34 treasury shares as of September 30, 2025 and December 31, 2024, respectively)	31	31
Additional paid-in capital	699,235	694,566
Accumulated other comprehensive income	406	782
Accumulated deficit	(348,231)	(371,833)
Total shareholders' equity	351,441	323,546
Noncontrolling interests	(10,881)	(10,682)
Total equity	340,560	312,864
	$2,730,004	$2,747,191

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Condensed Combined Financial Statements - Unconsolidated Affiliates

(Unaudited; in thousands)

	September 30, 2025	December 31, 2024
ASSETS:
Investment in real estate assets	$1,336,444	$1,284,494
Accumulated depreciation	(604,249)	(576,289)
	732,195	708,205
Developments in progress	5,419	32,114
Net investment in real estate assets	737,614	740,319
Other assets	146,865	156,363
Total assets	$884,479	$896,682
LIABILITIES:
Mortgage and other indebtedness, net	$774,359	$780,536
Other liabilities	30,240	36,253
Total liabilities	804,599	816,789
OWNERS' EQUITY:
The Company	79,362	76,607
Other investors	518	3,286
Total owners' equity	79,880	79,893
Total liabilities and owners’ equity	$884,479	$896,682

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Total revenues	$45,121	$63,450	$133,959	$191,322
Depreciation and amortization	(11,149)	(17,133)	(33,140)	(54,220)
Operating expenses	(13,479)	(21,259)	(40,052)	(62,891)
Interest and other income	633	688	1,879	2,037
Interest expense	(9,525)	(18,168)	(33,895)	(54,830)
Gain on extinguishment of debt	—	—	32,494	20,752
Loss on impairment	(1,363)	—	(1,363)	—
Gain on sales of real estate assets	—	—	2,902	—
Net income	$10,238	$7,578	$62,784	$42,170

	Company's Share for the Period		Company's Share for the Period
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Total revenues	$25,230	$33,802	$75,276	$100,743
Depreciation and amortization	(5,766)	(8,511)	(17,904)	(28,898)
Operating expenses	(7,371)	(11,009)	(21,675)	(31,604)
Interest and other income	383	409	1,139	1,253
Interest expense	(5,879)	(16,683)	(20,570)	(51,038)
Negative investment adjustment	(4,219)	9,076	(2,405)	28,370
Loss on impairment	(682)	—	(682)	—
Gain on sales of real estate assets	—	—	1,867	—
Net income	$1,696	$7,084	$15,046	$18,826

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

EBITDA for real estate ("EBITDAre") is a non-GAAP financial measure which NAREIT defines as net income (loss) (computed in accordance with GAAP), plus interest expense, income tax expense, depreciation and amortization, gains on the dispositions of depreciable property and impairment write-downs of depreciable property, and after adjustments to reflect the Company's share of EBITDAre from unconsolidated affiliates. The Company also calculates Adjusted EBITDAre to exclude the non-controlling interest in EBITDAre of consolidated entities, abandoned projects expense, (gains) losses on extinguishment of debt, adjustments related to unconsolidated affiliates and litigation settlement.

The Company presents the ratio of Adjusted EBITDAre to interest expense because the Company believes that the Adjusted EBITDAre to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt. Adjusted EBITDAre excludes items that are not a normal result of operations which assists the Company and investors in distinguishing changes related to the growth or decline of operations at our properties. EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to similar measures calculated by other companies. This non-GAAP measure should not be considered as an alternative to net income (loss), cash from operating activities or any other measure calculated in accordance with GAAP. Pro rata amounts listed below are calculated using the Company's ownership percentage in the respective joint venture and any other applicable terms.

Ratio of Adjusted EBITDAre to Interest Expense

(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income	$75,060	$15,753	$85,605	$19,570
Depreciation and amortization	39,900	32,326	125,143	109,030
Depreciation and amortization from unconsolidated affiliates	3,167	3,534	9,855	11,996
Interest expense	44,779	38,849	132,963	118,068
Interest expense from unconsolidated affiliates	5,879	16,683	20,570	51,038
Income taxes	48	364	(54)	856
Loss on impairment	1,736	—	3,193	836
Gain on depreciable property	(50,936)	(11,930)	(72,468)	(15,651)
Gain on deconsolidation	(33,851)	—	(33,851)	—
EBITDAre (1)	85,782	95,579	270,956	295,743
Loss on extinguishment of debt	—	819	217	819
Litigation settlement	—	(13)	—	(153)
Abandoned projects expense	—	15	27	142
Adjustment for unconsolidated affiliates with negative investment	6,817	(4,099)	10,453	(11,468)
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	368	446	1,379	1,423
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(385)	(438)	(1,190)	(1,470)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(994)	(1,070)	(3,106)	(3,196)
Company's share of Adjusted EBITDAre	$91,588	$91,239	$278,736	$281,840
(1)
Includes $292 and $886 for the three months ended September 30, 2025 and 2024, respectively, related to sales of non-depreciable real estate assets. Includes $3,498 and $836 for the nine months ended September 30, 2025 and 2024, respectively, related to sales of non-depreciable real estate assets.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024

Interest Expense:
Interest expense	$44,779		$38,849		$132,963		$118,068
Interest expense from unconsolidated affiliates	5,879		16,683		20,570		51,038
Debt discount accretion, including our share of unconsolidated affiliates and net of noncontrolling interests' share	(9,180)		(11,085)		(27,584)		(34,602)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries, excluding noncontrolling interests' share of debt discount accretion	(527)		(593)		(1,709)		(1,768)
Company's share of interest expense	$40,951		$43,854		$124,240		$132,736
Ratio of Adjusted EBITDAre to Interest Expense	2.2	x	2.1	x	2.2	x	2.1	x

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Company's share of Adjusted EBITDAre	$91,588	$91,239	$278,736	$281,840
Interest expense	(44,779)	(38,849)	(132,963)	(118,068)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	994	1,070	3,106	3,196
Income taxes	(48)	(364)	54	(856)
Net amortization of deferred financing costs, discounts on available-for-sale securities and debt discounts	7,928	2,703	23,455	7,666
Net amortization of intangible lease assets and liabilities	4,176	4,341	10,522	10,489
Depreciation and interest expense from unconsolidated affiliates	(9,046)	(20,217)	(30,425)	(63,034)
Adjustment for unconsolidated affiliates with negative investment	(6,817)	4,099	(10,453)	11,468
Litigation settlement	—	13	—	153
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	385	438	1,190	1,470
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	(368)	(446)	(1,379)	(1,423)
Gain on outparcel sales	(292)	(886)	(1,631)	(836)
Loss on insurance proceeds	79	—	79	—
Equity in earnings of unconsolidated affiliates	(1,696)	(7,084)	(15,046)	(18,826)
Distributions of earnings from unconsolidated affiliates	4,656	6,415	13,547	16,149
Share-based compensation expense	4,306	3,839	12,585	11,083
Change in estimate of uncollectable revenues	2,465	1,598	3,507	3,942
Change in deferred tax assets	(1,252)	(1,315)	275	(1,102)
Changes in operating assets and liabilities	17,294	14,465	14,361	12,712
Cash flows provided by operating activities	$69,573	$61,059	$169,520	$156,023

Components of Consolidated Rental Revenues

The Company believes the following summary is useful to users of its consolidated financial statements because it provides more detail regarding the components of rental revenues in the consolidated financial statements and trends in these components for the periods shown.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Minimum rents	$101,958	$91,300	$304,362	$279,417
Percentage rents	3,210	2,215	9,489	7,753
Other rents	2,048	1,429	6,422	5,076
Tenant reimbursements	29,763	27,036	91,451	79,635
Estimate of uncollectable amounts	(2,193)	(1,988)	(3,125)	(3,791)
Total rental revenues	$134,786	$119,992	$408,599	$368,090

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Schedule of Mortgage and Other Indebtedness

(Dollars in thousands)

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance as of September 30, 2025 (1)	Balance
						Fixed	Variable
Operating Properties:
The Outlet Shoppes at Gettysburg (2)	Gettysburg, PA	Oct-25		4.80%	$19,438	$19,438	$—
Parkdale Mall & Crossing	Beaumont, TX	Mar-26		5.85%	50,173	50,173	—
Northwoods Mall	North Charleston, SC	Apr-26		5.08%	48,472	48,472	—
Arbor Place	Atlanta (Douglasville), GA	May-26		5.10%	86,518	86,518	—
Fayette Mall	Lexington, KY	May-26		4.25%	103,968	103,968	—
Volusia Mall	Daytona Beach, FL	May-26		4.56%	33,495	33,495	—
Hamilton Place	Chattanooga, TN	Jun-26		4.36%	87,287	87,287	—
Jefferson Mall	Louisville, KY	Jun-26		4.75%	49,560	49,560	—
The Outlet Shoppes at Laredo	Laredo, TX	Jun-26		7.88%	31,580	—	31,580
West County Center	Des Peres, MO	Dec-26		3.40%	141,227	141,227	—
CoolSprings Galleria	Nashville, TN	May-28		4.84%	134,782	134,782	—
Cross Creek Mall	Fayetteville, NC	Aug-30		6.86%	77,901	77,901	—
Oak Park Mall	Overland Park, KS	Oct-30		3.97%	247,061	247,061	—
2032 non-recourse bank loan (3)		Oct-30	Oct-32	7.82%	442,956	367,956	75,000
Hamilton Place open-air centers loan	Chattanooga, TN	Jun-32		5.85%	64,799	64,799	—
Total Loans On Operating Properties					1,619,217	1,512,637	106,580
Weighted-average interest rate					5.57%	5.38%	8.23%

Corporate Debt:
Secured term loan (4)		Nov-25	Nov-26/Nov-27	7.14%	654,504	—	654,504

Total Consolidated Debt					$2,273,721	$1,512,637	$761,084
Weighted-average interest rate					6.02%	5.38%	7.30%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
Northgate Mall Development (5)	Chattanooga, TN	Nov-25		7.00%	$862	$—	$862
Coastal Grand Mall - Dick's Sporting Goods (6)	Myrtle Beach, SC	Nov-25	May-26	8.05%	3,296	3,296	—
Fremaux Town Center (7)	Slidell, LA	Jun-26		3.70%	34,968	34,968	—
York Town Center	York, PA	Jun-26		6.00%	14,269	14,269	—
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Mar-27		7.26%	2,797	2,797	—
Mayfaire Town Center Aloft Hotel	Wilmington, NC	Jan-28		7.51%	8,350	—	8,350
Friendly Center	Greensboro, NC	May-28		6.44%	71,535	71,535	—
Coastal Grand Mall (8)	Myrtle Beach, SC	Aug-28		5.09%	41,965	41,965	—
Coastal Grand Crossing (8)	Myrtle Beach, SC	Aug-28		5.09%	2,025	2,025	—
The Outlet Shoppes at El Paso	El Paso, TX	Oct-28		5.10%	33,111	33,111	—
Ambassador Town Center	Lafayette, LA	Jun-29		4.35%	25,506	25,506	—
Hamilton Place Aloft Hotel	Chattanooga, TN	Jun-29		7.20%	7,078	7,078	—
Friendly Center Medical Office	Greensboro, NC	Jun-30		6.11%	1,695	1,695	—
The Pavilion at Port Orange	Port Orange, FL	Oct-30		5.93%	21,500	21,500	—
The Shoppes at Eagle Point	Cookeville, TN	May-32		5.40%	19,025	19,025	—
The Outlet Shoppes at Atlanta	Woodstock, GA	Oct-33		7.85%	39,665	39,665	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	Nov-34		6.84%	42,560	42,560	—
Hammock Landing - Phase I	West Melbourne, FL	Dec-34		5.86%	17,263	17,263	—
Hammock Landing - Phase II	West Melbourne, FL	Dec-34		5.86%	4,932	4,932	—
					392,402	383,190	9,212

Plus Other Debt:
Southpark Mall (9)	Colonial Heights, VA	Jun-26		4.85%	48,271	48,271	—

Less Noncontrolling Interests' Share Of Consolidated Debt:
The Outlet Shoppes at Laredo (35%)	Laredo, TX	Jun-26		7.88%	(11,053)	—	(11,053)

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance as of September 30, 2025 (1)	Balance
						Fixed	Variable
The Outlet Shoppes at Gettysburg (2) (50%)	Gettysburg, PA	Oct-25		4.80%	(9,719)	(9,719)	—
Hamilton Place (10%)	Chattanooga, TN	Jun-26		4.36%	(8,729)	(8,729)	—
Hamilton Place open-air centers loan (8% - 10%)	Chattanooga, TN	Jun-32		5.85%	(5,516)	(5,516)	—
					(35,017)	(23,964)	(11,053)

Company's Share Of Consolidated, Unconsolidated and Other Debt (10)					$2,679,377	$1,920,134	$759,243
Weighted-average interest rate					5.99%	5.47%	7.29%

Total Debt of Unconsolidated Affiliates:
Northgate Mall Development (5)	Chattanooga, TN	Nov-25		7.00%	$1,725	$—	$1,725
Coastal Grand Mall - Dick's Sporting Goods (6)	Myrtle Beach, SC	Nov-25	May-26	8.05%	6,592	6,592	—
Fremaux Town Center (7)	Slidell, LA	Jun-26		3.70%	53,797	53,797	—
York Town Center	York, PA	Jun-26		6.00%	28,538	28,538	—
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Mar-27		7.26%	2,797	2,797	—
Mayfaire Town Center Aloft Hotel	Wilmington, NC	Jan-28		7.51%	17,040	—	17,040
Friendly Center	Greensboro, NC	May-28		6.44%	143,071	143,071	—
Coastal Grand Mall (8)	Myrtle Beach, SC	Aug-28		5.09%	83,931	83,931	—
Coastal Grand Crossing (8)	Myrtle Beach, SC	Aug-28		5.09%	4,050	4,050	—
The Outlet Shoppes at El Paso	El Paso, TX	Oct-28		5.10%	66,222	66,222	—
Ambassador Town Center	Lafayette, LA	Jun-29		4.35%	39,239	39,239	—
Hamilton Place Aloft Hotel	Chattanooga, TN	Jun-29		7.20%	14,156	14,156	—
Friendly Center Medical Office	Greensboro, NC	Jun-30		6.11%	6,773	6,773	—
The Pavilion at Port Orange	Port Orange, FL	Oct-30		5.93%	43,000	43,000	—
The Shoppes at Eagle Point	Cookeville, TN	May-32		5.40%	38,050	38,050	—
The Outlet Shoppes at Atlanta	Woodstock, GA	Oct-33		7.85%	79,330	79,330	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	Nov-34		6.84%	65,478	65,478	—
Hammock Landing - Phase I	West Melbourne, FL	Dec-34		5.86%	34,526	34,526	—
Hammock Landing - Phase II	West Melbourne, FL	Dec-34		5.86%	9,865	9,865	—
					$738,180	$719,415	$18,765
Weighted-average interest rate					5.95%	5.92%	7.46%
(1)
See page 12 for debt discounts and unamortized deferred financing costs.
(2)
Subsequent to September 30, 2025, the Company was notified by the lender that the loan was in maturity default. The Company is in discussions with the lender regarding a loan modification/extension.
(3)
This loan was previously referred to as the "open-air centers and outparcels loan." The interest rate is a fixed 7.70% for $367,956 of the outstanding loan balance through July 2030, with the remaining loan balance bearing a variable interest rate based on the 30-day SOFR plus 4.10%. The full principal balance will convert to a variable rate after July 2030. The Operating Partnership has an interest rate swap on a notional amount of $32,000 related to the variable portion of the loan to effectively fix the interest rate at 7.3975%.
(4)
Subsequent to September 30, 2025, the lender notified the Company that it had met the extension test for the secured term loan and the loan was extended through November 2026.
(5)
Subsequent to September 30, 2025, the loan was paid off with proceeds from the sale of the parcel.
(6)
Subsequent to September 30, 2025, the Company exercised the extension option on the loan.
(7)
Subsequent to September 30, 2025, the Company sold its interest in the property to its joint venture partner.
(8)
In September 2025, the Company entered into a forbearance agreement that waived the previous default interest and extended the maturity date through August 2028. The forbearance agreement provides for default interest on the outstanding loan balance of 1%, 2% and 3% for each respective year of the forbearance agreement.
(9)
In July 2025, the loan entered default and the property was placed into receivership. The Company anticipates returning the property to the lender.
(10)
As of September 30, 2025, CBL owns interests in 12 assets (9 malls, 2 outlet centers and an open-air center) with a pro rata share debt balance of $779,013 which have 100% of the cash flows from such properties restricted under the terms of the respective loan agreements. Of this amount, $746,742 of pro rata debt relates to malls, $30,246 relates to outlet centers and $2,025 relates to an open-air center. These loans are non-recourse to CBL. The restricted cash can only be used to pay the respective property’s real estate and insurance costs, debt service, operating expenses, and fund escrow accounts for capital expenditures and tenant allowances. Additionally, CBL receives management fees from the property cash flows. For the nine months ended September 30, 2025, CBL’s pro rata share of same-center NOI was $303,865, of which same-center NOI from cash trapped properties made up $56,804, with $52,777 relating to malls, $2,449 relating to outlet centers and $1,578 relating to an open-air center. For the nine months ended September 30, 2024, CBL’s pro rata share of same-center NOI was $305,614, of which same-center NOI from cash trapped properties made up $57,549, with $53,366 relating to malls, $2,937 relating to outlet centers and $1,246 relating to an open-air center.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Schedule of Maturities of Mortgage and Other Indebtedness

(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Other Debt (1)	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated, Unconsolidated and Other Debt	% of Total	Weighted Average Interest Rate
2025	$19,438	$862	$—	$(9,719)	$10,581	0.39%	4.98%
2026	632,280	52,533	48,271	(19,782)	713,302	26.63%	4.59%
2027	654,504	2,797	—	—	657,301	24.53%	7.15%
2028	134,782	156,986	—	—	291,768	10.89%	5.38%
2029	—	32,584	—	—	32,584	1.22%	4.97%
2030	324,962	23,195	—	—	348,157	12.99%	4.75%
2032	507,755	19,025	—	(5,516)	521,264	19.45%	7.50%
2033	—	39,665	—	—	39,665	1.48%	7.85%
2034	—	64,755	—	—	64,755	2.42%	6.50%
Total	$2,273,721	$392,402	$48,271	$(35,017)	$2,679,377	100.00%	5.99%

Based on Original Maturity Dates:
Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Other Debt (1)	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated, Unconsolidated and Other Debt	% of Total	Weighted Average Interest Rate
2025	$673,942	$4,158	$—	$(9,719)	$668,381	24.94%	7.11%
2026	632,280	49,237	48,271	(19,782)	710,006	26.50%	4.58%
2027	—	2,797	—	—	2,797	0.10%	7.26%
2028	134,782	156,986	—	—	291,768	10.89%	5.38%
2029	—	32,584	—	—	32,584	1.22%	4.97%
2030	767,918	23,195	—	—	791,113	29.53%	6.47%
2032	64,799	19,025	—	(5,516)	78,308	2.92%	5.74%
2033	—	39,665	—	—	39,665	1.48%	7.85%
2034	—	64,755	—	—	64,755	2.42%	6.50%
Total	$2,273,721	$392,402	$48,271	$(35,017)	$2,679,377	100.00%	5.99%

(1)
During the nine months ended September 30, 2025, the Company deconsolidated Southpark Mall due to a loss of control when the property was placed into receivership in connection with the foreclosure process.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics by Collateral Pool

Basis of Presentation

The tables below provide certain property level financial information by property type and by categories based on the debt supported. The property types include Malls, Lifestyle Centers, Outlet Centers, Open-Air Centers, Outparcels and Other, each as defined below:

Malls: The Malls are enclosed large regional shopping centers, generally anchored by two or more anchors or junior anchors, a wide variety of in-line retail stores, restaurants and non-retail tenants.

Lifestyle Centers: The Lifestyle Centers are large open-air centers, generally anchored by one or more anchors, which can include traditional department store anchors, grocers, or other non-traditional anchors and/or junior anchors, a wide variety of in-line and retail stores, restaurants, and/or non-retail tenants.

Outlet Centers: The Outlet Centers are open-air centers, generally anchored by one or more discount or off-price junior anchors and a wide variety of brand name off-price or discount in-line stores.

Open-Air Centers: The Open-Air Centers are designed to attract local and regional customers. They are typically anchored by a combination of supermarkets, value-priced stores, big-box retailers or may also feature traditional department stores. Open-Air Centers also feature a selection of shops that may include traditional retail stores, services or convenience offerings. Open-Air Centers may be located adjacent to CBL’s existing Malls or Lifestyle Centers.

Outparcels: The outparcels are subdivided improved parcels of land located at or adjacent to our Malls, Lifestyle Centers, Outlet Centers or Open-Air Centers. The outparcels are generally single-tenant or multi-tenant buildings that are either structured on a ground lease or building lease.

Other: Other includes other non-retail property types such as office, hotels or vacant land.

The information provided in the tables below, including historic operational and financial information, is for properties owned as of September 30, 2025, as listed on the Property List table. Information is provided on a “same-center” basis and any properties or interests in properties acquired or disposed of prior to September 30, 2025, were assumed to have been acquired or disposed for all periods presented. Properties excluded from the same-center pool that would otherwise meet these criteria are categorized as excluded properties. We exclude properties which are under major redevelopment or are being considered for repositioning, and where we are working or intend to work with the lender on a restructure of the terms of the loan secured by the property or convey the secured property to the lender (“Excluded Properties”).

Net Operating Income (NOI) and other financial information included in the presentation is reflected based on CBL’s share of ownership.

NOI is a supplemental non-GAAP measure of the operating performance of our shopping centers and other properties. We define NOI as property operating revenues (rental revenues and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes straight-line rents, above/below market lease rates, landlord inducement write-offs, lease buyouts and management fees.

Due to the exclusions noted above, NOI should only be used as a supplemental measure of our performance and not as an alternative to GAAP operating income (loss) or net income (loss).

Interest is calculated on a GAAP basis including amortization of deferred financing costs and accretion of debt discounts.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Property List:

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
TERM LOAN ASSETS (HOLDCO I)
Malls:
CherryVale Mall	Rockford, IL
East Towne Mall	Madison, WI
Frontier Mall	Cheyenne, WY
Hanes Mall	Winston-Salem, NC
Kirkwood Mall	Bismarck, ND
Mall del Norte	Laredo, TX
Northgate Mall	Chattanooga, TN
Post Oak Mall	College Station, TX
Richland Mall	Waco, TX
Sunrise Mall	Brownsville, TX
Turtle Creek Mall	Hattiesburg, MS
Valley View Mall	Roanoke, VA
West Towne Mall	Madison, WI
Westmoreland Mall	Greensburg, PA
Total Malls		$376	$369	89.4%	88.0%

Lifestyle Centers:
Mayfaire Town Center	Wilmington, NC
Pearland Town Center	Pearland, TX
Southaven Towne Center	Southaven, MS
Total Lifestyle Centers		$419	$390	91.9%	91.8%

Open-Air Centers:
Westmoreland Crossing	Greensburg, PA	N/A	N/A	97.7%	100.0%

Outparcels and Other		N/A	N/A	91.6%	91.6%

Total Term Loan Assets (HoldCo I)		$384	$373	90.3%	89.3%

CONSOLIDATED UNENCUMBERED
Malls:
Dakota Square Mall	Minot, ND
Eastland Mall	Bloomington, IL
Meridian Mall	Lansing, MI
Mid Rivers Mall	St. Peters, MO
Northpark Mall	Joplin, MO
Old Hickory Mall	Jackson, TN
Parkway Place	Huntsville, AL
South County Center	St. Louis, MO
St. Clair Square	Fairview Heights, IL
Stroud Mall	Stroudsburg, PA
York Galleria	York, PA
Total Malls		$332	$326	77.9%	79.2%

Outparcels and Other		N/A	N/A	91.8%	89.2%

Total Consolidated Unencumbered		$332	$326	79.0%	79.9%

JOINT VENTURE ASSETS
Malls:
Coastal Grand Mall	Myrtle Beach, SC
Governor's Square	Clarksville, TN
Kentucky Oaks Mall	Paducah, KY
Total Malls		$387	$387	90.3%	85.4%

Outlet Centers:
The Outlet Shoppes at Atlanta	Woodstock, GA

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
The Outlet Shoppes at El Paso	El Paso, TX
The Outlet Shoppes of the Bluegrass	Simpsonville, KY
Total Outlet Centers		$474	$476	94.9%	94.1%

Lifestyle Centers:
Friendly Center and The Shops at Friendly	Greensboro, NC	$602	$592	95.1%	89.7%

Open-Air Centers:
Ambassador Town Center	Lafayette, LA
Coastal Grand Crossing	Myrtle Beach, SC
Governor's Square Plaza	Clarksville, TN
Hammock Landing	West Melbourne, FL
The Pavilion at Port Orange	Port Orange, FL
The Shoppes at Eagle Point	Cookeville, TN
York Town Center	York, PA
Total Open-Air Centers		N/A	N/A	95.2%	94.5%

Total Joint Venture Assets		$476	$474	94.1%	91.9%

CONSOLIDATED ENCUMBERED ASSETS
Malls:
Arbor Place	Atlanta (Douglasville), GA
CoolSprings Galleria	Nashville, TN
Cross Creek Mall	Fayetteville, NC
Fayette Mall	Lexington, KY
Hamilton Place	Chattanooga, TN
Jefferson Mall	Louisville, KY
Northwoods Mall	North Charleston, SC
Oak Park Mall	Overland Park, KS
Parkdale Mall	Beaumont, TX
Volusia Mall	Daytona Beach, FL
West County Center	Des Peres, MO
Total Malls		$510	$497	90.7%	91.9%

Outlet Centers:
The Outlet Shoppes at Gettysburg	Gettysburg, PA
The Outlet Shoppes at Laredo	Laredo, TX
Total Outlet Centers		$282	$291	85.9%	86.1%

Open-Air Centers:
Alamance Crossing West	Burlington, NC
CoolSprings Crossing	Nashville, TN
Courtyard at Hickory Hollow	Nashville, TN
Frontier Square	Cheyenne, WY
Gunbarrel Pointe	Chattanooga, TN
Hamilton Corner	Chattanooga, TN
Hamilton Crossing	Chattanooga, TN
Harford Annex	Bel Air, MD
The Landing at Arbor Place	Atlanta (Douglasville), GA
Parkdale Crossing	Beaumont, TX
The Plaza at Fayette	Lexington, KY
The Shoppes at Hamilton Place	Chattanooga, TN
The Shoppes at St. Clair Square	Fairview Heights, IL
Sunrise Commons	Brownsville, TX
The Terrace	Chattanooga, TN
West Towne Crossing	Madison, WI
WestGate Crossing	Spartanburg, SC
Total Open-Air Centers		N/A	N/A	95.1%	94.7%

Outparcels		N/A	N/A	96.9%	97.7%

Total Consolidated Encumbered Assets		$486	$474	91.8%	92.4%

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

Total Same-Center Portfolio		$431	$422	88.4%	88.0%

ACQUIRED PROPERTIES
Ashland Town Center (3)	Ashland, KY
Mesa Mall (3)	Grand Junction, CO
Paddock Mall (3)	Ocala, FL
Southgate Mall (3)	Missoula, MT
Total Acquired Properties		$430	$437	93.0%	N/A

Total Portfolio		$432	$425	90.2%	89.3%

EXCLUDED PROPERTIES
Brookfield Square	Brookfield, WI
Fremaux Town Center (4)	Slidell, LA
Harford Mall	Bel Air, MD
Laurel Park Place	Livonia, MI
Southpark Mall	Colonial Heights, VA
Total Excluded Properties		N/A	N/A	N/A	N/A
(1)
Represents same-center sales per square foot for tenants 10,000 square feet or less for malls, outlet centers and lifestyle centers. Sales are reported on a whole property basis. Sales for unencumbered portions or outparcels of a property with reporting tenants under 10,000 square feet are reflected with the sales of the main property.
(2)
Includes occupancy metrics for stores with gross leasable area under 20,000 square feet for unencumbered portions or outparcels of a property.
(3)
The property is encumbered by the 2032 non-recourse bank loan (consolidated encumbered assets - malls), but has not yet met the same-center criteria. Sales information is included for the prior-year period, but prior-year occupancy information was unavailable.
(4)
Subsequent to September 30, 2025, the Company sold its interest in the property to its joint venture partner. Therefore, the Company has excluded the property from the same-center classification.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics - Nine Months Ended September 30, 2025 at CBL Share
(Dollars in thousands)
	NOI	Capital Expenditures	Redevelopment	Unleveraged Cash Flow	Interest Expense	Non-Cash Interest Expense (1)	Amortization	Cash Flow
TERM LOAN ASSETS (HOLDCO I)
Malls	$70,530	$(6,811)	$-	$63,719	$-	$-	$-	$63,719
Lifestyle Centers	17,674	(5,112)	-	12,562	-	-	-	12,562
Open-Air Centers	2,047	(168)	-	1,879	-	-	-	1,879
Outparcels	223	-	-	223	-	-	-	223
Other	657	-	-	657	-	-	-	657
Term Loan Debt Service	-	-	-	-	(37,104)	299	(29,875)	(66,680)
Total Term Loan Assets (HoldCo I)	91,131	(12,091)	-	79,040	(37,104)	299	(29,875)	12,360

CONSOLIDATED UNENCUMBERED
Malls	29,290	(5,052)	-	24,238	-	-	-	24,238
Outlet Centers	(20)	-	-	(20)	-	-	-	(20)
Outparcels	578	-	-	578	-	-	-	578
Other	1,744	(199)	-	1,545	-	-	-	1,545
Total Consolidated Unencumbered	31,592	(5,251)	-	26,341	-	-	-	26,341

JOINT VENTURE ASSETS
Malls	11,373	(3,505)	-	7,868	(1,140)	(552)	(5,169)	1,007
Outlet Centers	13,448	(409)	-	13,039	(5,966)	106	(857)	6,322
Lifestyle Centers	9,414	(1,550)	(2,151)	5,713	(3,641)	124	(825)	1,371
Open-Air Centers	11,549	(1,235)	-	10,314	(6,878)	90	(3,349)	177
Outparcels	309	-	-	309	-	-	-	309
Other	601	(13)	-	588	(396)	-	(1,661)	(1,469)
Total Joint Venture Assets	46,694	(6,712)	(2,151)	37,831	(18,021)	(232)	(11,861)	7,717

CONSOLIDATED ENCUMBERED ASSETS
Malls	99,675	(13,235)	-	86,440	(65,590)	26,581	(34,710)	12,721
Outlet Centers	2,449	(161)	-	2,288	(2,746)	1,065	(870)	(263)
Open-Air Centers	19,815	(2,786)	-	17,029	(11,970)	689	(184)	5,564
Outparcels	12,509	(223)	-	12,286	(9,226)	611	-	3,671
Total Consolidated Encumbered Assets	134,448	(16,405)	-	118,043	(89,532)	28,946	(35,764)	21,693

Total Same-Center	$303,865	$(40,459)	$(2,151)	$261,255	$(144,657)	$29,013	$(77,500)	$68,111
(1)
Non-cash interest expense consists of the accretion of debt discounts, amortization of deferred financing costs and default interest.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics - Nine Months Ended September 30, 2024 at CBL Share
(Dollars in thousands)
	NOI	Capital Expenditures	Redevelopment	Unleveraged Cash Flow	Interest Expense	Non-Cash Interest Expense (1)	Amortization	Cash Flow
TERM LOAN ASSETS (HOLDCO I)
Malls	$71,287	$(7,638)	$-	$63,649	$-	$-	$-	$63,649
Lifestyle Centers	16,459	(1,331)	-	15,128	-	-	-	15,128
Open-Air Centers	2,055	(88)	-	1,967	-	-	-	1,967
Outparcels	202	(148)	-	54	-	-	-	54
Other	872	(25)	-	847	-	-	-	847
Term Loan Debt Service	-	-	-	-	(48,974)	299	(23,451)	(72,126)
Total Term Loan Assets (HoldCo I)	90,875	(9,230)	-	81,645	(48,974)	299	(23,451)	9,519

CONSOLIDATED UNENCUMBERED
Malls (2)	31,854	(4,606)	-	27,248	(136)	-	(15,340)	11,772
Outlet Centers	(20)	-	-	(20)	-	-	-	(20)
Open-Air Centers	-	-	-	-	-	-	-	-
Outparcels	296	(52)	-	244	-	-	-	244
Other	1,517	(563)	-	954	-	-	-	954
Total Consolidated Unencumbered	33,647	(5,221)	-	28,426	(136)	-	(15,340)	12,950

JOINT VENTURE ASSETS
Malls	11,860	(1,275)	-	10,585	(1,855)	260	(1,178)	7,812
Outlet Centers	13,375	(1,001)	-	12,374	(5,010)	107	(1,471)	6,000
Lifestyle Centers	8,942	(1,830)	-	7,112	(3,705)	124	(668)	2,863
Open-Air Centers	11,246	(383)	-	10,863	(7,871)	174	(3,032)	134
Outparcels	183	-	-	183	-	-	-	183
Other	508	(22)	-	486	(479)	-	(2,263)	(2,256)
Total Joint Venture Assets	46,114	(4,511)	-	41,603	(18,920)	665	(8,612)	14,736

CONSOLIDATED ENCUMBERED ASSETS
Malls	99,062	(12,448)	(228)	86,386	(46,113)	13,091	(29,719)	23,645
Outlet Centers	2,937	(449)	-	2,488	(2,847)	1,032	(910)	(237)
Open-Air Centers	20,405	(947)	-	19,458	(12,957)	790	-	7,291
Outparcels	12,574	(475)	-	12,099	(10,203)	711	-	2,607
Total Consolidated Encumbered Assets	134,978	(14,319)	(228)	120,431	(72,120)	15,624	(30,629)	33,306

Total Same-Center	$305,614	$(33,281)	$(228)	$272,105	$(140,150)	$16,588	$(78,032)	$70,511
(1)
Non-cash interest expense consists of the accretion of debt discounts, amortization of deferred financing costs and default interest.
(2)
In February 2024, the loan secured by Brookfield Square Anchor Redevelopment was paid off.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

CBL & Associates HoldCo I, LLC - Consolidated Balance Sheet
(unaudited, in thousands)
	September 30, 2025	December 31, 2024
ASSETS
Real estate assets:
Land	$154,508	$154,508
Buildings and improvements	394,276	384,269
	548,784	538,777
Accumulated depreciation	(121,969)	(104,111)
	426,815	434,666
Held for sale	—	17,562
Developments in progress	799	149
Net investment in real estate assets	427,614	452,377
Cash	19,651	31,708
Receivables:
Tenant	18,618	22,234
Other	304	353
In-place leases, net	23,974	32,377
Above market leases, net	16,180	22,743
Other assets	7,481	5,893
	$513,822	$567,685
LIABILITIES AND EQUITY
Senior secured term loan, net of deferred financing costs	$654,470	$725,163
Below market leases, net	12,014	15,245
Accounts payable and accrued liabilities	34,592	39,396
Total liabilities	701,076	779,804
Owner's deficit	(187,254)	(212,119)
	$513,822	$567,685

CBL & Associates HoldCo I, LLC - Consolidated Income Statement
(unaudited, in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
Rental revenues	$44,418	$46,373	$134,106	$143,263
Other	1,432	1,271	3,643	4,084
Total revenues	45,850	47,644	137,749	147,347
Expenses:
Property operating	(8,313)	(8,956)	(24,652)	(26,193)
Depreciation and amortization	(8,602)	(11,718)	(28,305)	(38,862)
Real estate taxes	(3,773)	(4,700)	(12,744)	(14,010)
Maintenance and repairs	(3,452)	(3,693)	(11,897)	(11,545)
Management fees	(2,250)	(2,250)	(6,750)	(6,750)
Total expenses	(26,390)	(31,317)	(84,348)	(97,360)
Other income (expenses):
Other income	40	237	241	662
Interest expense	(12,203)	(15,947)	(37,104)	(48,974)
Gain on sales of real estate assets	—	10,593	21,193	10,593
Total other expenses, net	(12,163)	(5,117)	(15,670)	(37,719)
Net income	$7,297	$11,210	$37,731	$12,268

Modified Cash NOI (1)	$31,174	$31,887	$92,283	$101,055
Interest Coverage Ratio (2)			2.5x	2.1x
(1)
Modified Cash NOI is calculated in accordance with the terms of the exit credit agreement and is not comparable to the Company’s definition of NOI, presented on page 6, that is used for NOI and same-center NOI metrics.
(2)
The Interest Coverage Ratio represents Modified Cash NOI divided by Facility Interest Expense, as defined in the exit credit agreement.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF	% Change Average
Three Months Ended September 30, 2025:
All Property Types (1)	434,508	$41.98	$47.44	13.0%	$49.16	17.1%
Malls, Lifestyle Centers & Outlet Centers (2)	404,811	43.49	48.76	12.1%	50.52	16.2%
New leases (2)	50,007	37.85	58.80	55.4%	64.58	70.6%
Renewal leases (2)	354,804	44.29	47.34	6.9%	48.53	9.6%
Open Air Centers	29,697	21.42	29.52	37.8%	30.65	43.1%

Nine Months Ended September 30, 2025:
All Property Types (1)	1,681,017	$40.58	$41.33	1.8%	$42.71	5.2%
Malls, Lifestyle Centers & Outlet Centers (2)	1,596,379	41.49	42.07	1.4%	43.46	4.7%
New leases (2)	184,800	39.02	50.15	28.5%	55.00	41.0%
Renewal leases (2)	1,411,579	41.81	41.01	(1.9)%	41.95	0.3%
Open Air Centers	69,438	24.16	28.75	19.0%	30.06	24.4%
(1)
Includes malls, lifestyle centers, outlet centers, open-air centers and other.
(2)
The change is primarily driven by malls.

Total Leasing Activity:		Average Annual Base Rents Per Square Foot (1) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
	Square Feet
Three Months Ended September 30, 2025:
Operating portfolio:			As of September 30,	As of September 30,
New leases	203,948		2025	2024
Renewal leases	768,882	Same-center Malls, Lifestyle & Outlet Centers	$31.64	$31.65
Development portfolio:		Total Malls	31.63	31.29
New leases	—	Total Lifestyle Centers	32.92	31.57
Total leased	972,830	Total Outlet Centers	30.40	29.02
		Total Malls, Lifestyle & Outlet Centers	31.62	31.05
Nine Months Ended September 30, 2025:		Open-Air Centers	16.11	15.80
Operating portfolio:		Other	21.96	20.84
New leases	527,553
Renewal leases	2,233,401
Development portfolio:
New leases	6,058
Total leased	2,767,012
(1)
Average annual base rents per square foot are based on contractual rents in effect as of September 30, 2025, including the impact of any rent concessions. Average base rents for open-air centers and office buildings include all leased space, regardless of size.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

For the Nine Months Ended September 30, 2025 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2025:
New	79	207,409	7.09	$46.44	$51.42	$35.24	$11.20	31.8%	$16.18	45.9%
Renewal	565	1,755,811	2.83	35.93	36.73	37.25	(1.32)	(3.5)%	(0.52)	(1.4)%
Commencement 2025 Total	644	1,963,220	3.36	37.04	38.28	37.04	—	—	1.24	3.3%

Commencement 2026:
New	22	56,715	7.99	57.05	62.08	39.48	17.57	44.5%	22.60	57.2%
Renewal	141	523,442	3.32	42.91	44.05	40.82	2.09	5.1%	3.23	7.9%
Commencement 2026 Total	163	580,157	3.95	44.30	45.81	40.69	3.61	8.9%	5.12	12.6%

Total 2025/2026	807	2,543,377	3.47	$38.70	$40.00	$37.87	$0.83	2.2%	$2.13	5.6%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Top 25 Tenants Based On Percentage Of Total Annualized Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Revenues (1)
1	Victoria's Secrets & Co.	47	386,915	2.73%
2	Signet Group, PLC (2)	109	161,064	2.67%
3	American Eagle Outfitters, Inc.	59	361,167	2.49%
4	Pentland Group (3)	62	362,211	2.36%
5	Dick's Sporting Goods, Inc. (4)	23	1,477,702	2.30%
6	Foot Locker, Inc.	59	295,067	2.16%
7	Bath & Body Works, Inc.	55	233,611	1.86%
8	Knitwell Group	82	365,165	1.54%
9	Genesco Inc. (5)	72	143,730	1.52%
10	Catalyst Brands	72	3,302,484	1.31%
11	The Buckle, Inc.	36	188,384	1.26%
12	Luxottica Group S.P.A. (6)	71	154,392	1.22%
13	The Gap Inc.	41	492,172	1.18%
14	Sycamore Partners	87	330,186	1.02%
15	Abercrombie & Fitch, Co.	28	190,727	1.00%
16	The TJX Companies, Inc. (7)	20	566,599	0.96%
17	Barnes & Noble, Inc..	17	445,284	0.94%
18	Spencer Spirit Holdings, Inc.	45	106,626	0.91%
19	H & M Hennes & Mauritz AB	34	720,910	0.91%
20	Cinemark Corp.	7	354,786	0.90%
21	Ulta Salon, Cosmetics & Fragrance, Inc.	23	236,805	0.79%
22	Shoe Show, Inc.	26	333,408	0.77%
23	Claire's Stores, Inc.	54	69,643	0.77%
24	GoTo Foods	59	40,970	0.75%
25	Darden Restaurants, Inc.	35	240,081	0.70%
		1,223	11,560,089	35.02%
(1)
Includes the Company's proportionate share of total revenues from consolidated and unconsolidated affiliates based on the ownership percentage in the respective joint venture and any other applicable terms.
(2)
Signet Group, PLC. operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw's Jewelers, Osterman's Jewelers, LeRoy's Jewelers, Jared Jewelers, Belden Jewelers, Ultra Diamonds, Rogers Jewelers, Zales, Peoples, Banter by Piercing Pagoda and Piercing Pagoda.
(3)
Pentland Group is formerly known as Finish Line, Inc. and operates Finish Line, JD Sports and Shoe Palace.
(4)
Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Golf Galaxy and Field & Stream. Includes a former Sears lease acquired by Dick's Sporting Goods, Inc. for future redevelopment.
(5)
Genesco Inc. operates Journey's, Underground by Journey's, Shi by Journey's, Johnston & Murphy, Hat Shack, Lids, Hat Zone and Clubhouse.
(6)
Luxottica Group S.P.A. operates Lenscrafters, Pearle Vision and Sunglass Hut.
(7)
The TJX Companies, Inc. operates T.J. Maxx, Marshalls, HomeGoods and Sierra Trading Post.

Capital Expenditures

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Tenant allowances (1)	$5,653	$5,795	$15,523	$11,847
Maintenance capital expenditures: (2)
Parking lot and parking lot lighting	2,836	2,487	5,892	3,772
Roof replacements	772	2,915	3,652	4,904
Other capital expenditures	7,070	6,106	16,045	14,596
Total maintenance capital expenditures	10,678	11,508	25,589	23,272
Total capital expenditures	$16,331	$17,303	$41,112	$35,119
(1)
Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)
The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as maintenance capital expenditures.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Properties Opened During the Nine Months ended September 30, 2025

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2025 Cost	Opening Date	Initial Unleveraged Yield
Outparcel Development:
Mayfaire Town Center - hotel development	Wilmington, NC	49%	83,021	$15,435	$15,943	$4,090	Aug 2025	11.0%

Properties Under Development at September 30, 2025

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2025 Cost	Expected Opening Date	Initial Unleveraged Yield
Redevelopments:
Friendly Center - Cooper's Hawk	Greensboro, NC	50%	10,600	$2,551	$1,077	$1,054	Fall '25	10.2%
Friendly Center - North Italia	Greensboro, NC	50%	6,000	2,550	1,097	1,097	Fall '25	8.1%
Total Properties Under Development			16,600	$5,101	$2,174	$2,151
(1)
Total Cost is presented net of reimbursements to be received.
(2)
Cost to Date does not reflect reimbursements until they are received.